Exhibit 21
SUBSIDIARIES OF TYLER TECHNOLOGIES, INC.
As of February 19, 2025

All corporations are subsidiaries of Tyler Technologies and, if indented, subsidiaries of the company under which they are listed.

Subsidiaries	Organized Under the Laws of:
Tyler Technologies A&T Services, LLC	Delaware
Tyler Appraisal & Tax Services, ULC	Canada
Tyler Technologies Australia PTY LTD	Australia
Tyler Federal, LLC	Virginia
Harris Custom Programming, LLC	Georgia
MicroPact Philippines, Inc.	Philippines
ARInspect, LLC	Delaware
ARInspect India Pty Ltd.	India
Computing System Innocations, LLC	Delaware
NIC Inc.	Delaware
National Online Registries, LLC	Colorado
NIC Federal, LLC	Kansas
NIC Services, LLC	Colorado
NIC Solutions, LLC	Colorado
NICUSA, LLC	Kansas
Alabama Interactive, LLC	Alabama
Arkansas Information Consortium, LLC	Arkansas
Colorado Interactive, LLC	Colorado
Connecticut Interactive, LLC	Connecticut
Hawaii Information Consortium, LLC	Hawaii
Idaho Information Consortium, LLC	Idaho
Illinois Interactive, LLC	Illinois
Indiana Interactive, LLC	Indiana
Kansas Information Consortium, LLC	Kansas
Kentucky Interactive, LLC	Kentucky
Local Government Online Indiana, LLC	Indiana
Louisiana Interactive, LLC	Louisiana
Maine Information Network, LLC	Maine
Maryland Interactive, LLC	Maryland
Michigan Interactive, LLC	Michigan
Mississippi Interactive, LLC	Mississippi
Montana Interactive, LLC	Montana
Nebraska Interactive, LLC	Nebraska
New Jersey Interactive, LLC	New Jersey
New Mexico Interactive, LLC	New Mexico
NIC Healthcare Solutions, LLC	Kansas
NIC Iowa, LLC (fka Iowa Interactive, LLC)	Iowa
NIC Licensing Solutions, LLC	Colorado
Oklahoma Interactive, LLC	Oklahoma
Oregon Information Consortium, LLC	Oregon

Exhibit 21

Pennsylvania Interactive, LLC	Pennsylvania
Rhode Island Interactive, LLC	Rhode Island
South Carolina Interactive, LLC	South Carolina
South Dakota Interactive, LLC	South Dakota
Texas NICUSA, LLC	Texas
Utah Interactive, LLC	Utah
Construction Registry Services, LLC	Utah
Vermont Information Consortium, LLC	Vermont
Virginia Interactive, LLC	Virginia
West Virginia Interactive, LLC	West Virginia
Wisconsin Interactive Network, LLC	Wisconsin
Delaware Interactive, LLC	Delaware
Florida Interactive, LLC	Florida
New York Information Consortium, LLC	New York
North Carolina Interactive, LLC	North Carolina
Tennessee Information Consortium, LLC	Tennessee
Washington Interactive, LLC	Washington
Rapid Financial Solutions, LLC	Utah
Software Exchange, LLC	Kansas
Tsunami Surf Riders, LLC	Kansas
US eDirect LLC	New York
US eDirect Canada Inc.	Canada

The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.